UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
October 2, 2017

Commission file number: 001-35653

SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8020 Park Lane, Suite 200 Dallas, TX 75231 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously reported, on April 6, 2017, certain subsidiaries of Sunoco LP (the “Partnership”) (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with 7-Eleven, Inc., a Texas corporation (“7-Eleven”) and SEI Fuel Services, Inc., a Texas corporation and wholly-owned subsidiary of 7-Eleven (“SEI Fuel,” and, together with 7-Eleven, referred to herein collectively as “Buyers”). Pursuant to the Purchase Agreement, Sellers have agreed to sell a portfolio of approximately 1,112 company-operated retail outlets in 19 geographic regions, together with ancillary businesses and related assets, including the Laredo Taco Company (collectively, the “Business”), for an aggregate purchase price of $3.3 billion, payable in cash, plus the value of inventory at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and the assumption of certain liabilities related to the Business by Buyers. The purchase price is subject to certain adjustments, including (i) those relating to specified items that arise during post-signing due diligence and inspections and (ii) individual properties not ultimately being acquired by Buyers due to the failure to obtain necessary third party consents or waivers or because either Buyers or Sellers exercise their respective rights, under certain circumstances, to cause a specific property to be excluded from the transaction. In addition, both the Partnership and Sunoco LLC have guaranteed Sellers’ obligations under the Purchase Agreement and related ancillary agreements pursuant to a guarantee agreement (the “Guarantee Agreement”) entered into in connection with the Purchase Agreement. In connection with the Closing, Sellers and Buyers and their respective affiliates will enter into a number of ancillary agreements, including a 15-year “take-or-pay” fuel supply agreement between Sunoco LLC and SEI Fuel.
The Closing is expected to occur in the fourth quarter of 2017, and is subject to the satisfaction or waiver of customary closing conditions for a transaction of this type, including the receipt of any approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. As a result of the Purchase Agreement and subsequent to closing, previously eliminated wholesale motor fuel sales to the Partnership's retail locations will be reported as wholesale motor fuel sales to third parties. Also, the related accounts receivable from such sales will cease to be eliminated from the consolidated balance sheets and will be reported as accounts receivable.
With the assistance of a third-party brokerage firm, we have begun marketing efforts with respect to approximately 208 sites under the Stripes brand (“Stripes Sites”) located in certain West Texas, Oklahoma and New Mexico markets, which were not included in the Purchase Agreement.
On January 18, 2017, with the assistance of a third-party brokerage firm, we launched a portfolio optimization plan to market and sell 97 real estate assets. Real estate assets included in this process are company-owned locations, undeveloped greenfield sites and other excess real estate. Properties are located in Florida, Louisiana, Massachusetts, Michigan, New Hampshire, New Jersey, New Mexico, New York, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Texas and Virginia. The properties will be sold through a sealed-bid sale.
Of the 97 properties, 16 have been sold and an additional 20 are under contract to be sold. 31 are being sold to 7-Eleven and 9 are being sold in another transaction. The remaining 21 continue to be marketed by the third-party brokerage firm.
The Partnership has concluded that it meets the accounting requirements for reporting the financial position, results of operations and cash flows of its continental United States retail convenience stores as discontinued operations. The assets to be sold under the Purchase Agreement together with the Stripes Sites and the properties subject to the portfolio optimization plan comprise the retail divestment being presented as discontinued operations (“Retail Divestment”).
This Current Report on Form 8-K is being filed to reflect retrospective revisions that have been made as a result of the Retail Divestment to the Consolidated Financial Statements and certain related information of the Partnership that were previously filed with the Securities and Exchange Commission (the “SEC”) by the Partnership on February 24, 2017 as Items 1, 6, 7 and 8 to its Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”).
In order to preserve the nature and character of the disclosures set forth in the 2016 Form 10-K, the items included in this Form 8-K have been updated solely for matters relating specifically to the retrospective revision of the Partnership’s financial statements and related information. This Form 8-K should be read in conjunction with the 2016 Form 10-K and filings made by the Partnership with the SEC subsequent to the filing of the 2016 Form 10-K, including the Partnership’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 4, 2017 and the quarterly period ended June 30, 2017 filed with the SEC on August 9, 2017.
Item 9.01 of this Current Report on Form 8-K revises certain information contained in the Partnership’s 2016 Form 10-K to reflect certain retrospective revisions. In particular, Exhibit 99.1 through 99.4 contain a revised description of the following sections of the 2016 Form 10-K: Part I. Item 1. Business, Part II. Item 6. Selected Financial Data, Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II. Item 8. Financial Statements and Supplementary Data. No other sections of the 2016 Form 10-K have been revised as a result of the Retail Divestment.

Item 9.01. Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description of the Exhibit
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Grant Thornton LLP.
99.1	Revised Sunoco LP Part I Item 1 - Business.
99.2	Revised Sunoco LP Part II Item 6 - Selected Financial Data.
99.3	Revised Sunoco LP Part II Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.
99.4	Revised Sunoco LP Part II Item 8 - Financial Statements and Supplementary Data.
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
		By:	Sunoco GP LLC, its general partner
Date:	October 2, 2017	By:	/s/ Thomas R. Miller
Thomas R. Miller
Chief Financial Officer